Exhibit 23.1

                           CONSENT OF BDO SEIDMAN, LLP


     We consent to the incorporation by reference in the Registration Statement of Tag-It Pacific, Inc. on Form S-8 (File No. 333-84099) of our report dated March 6, 2000, on our audits of the consolidated balance sheets of Tag-It Pacific, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report is incorporated by reference in this Annual Report on Form 10-KSB.

                                             /S/ BDO SEIDMAN, LLP

Los Angeles, California
March 27, 2000